2020 Year-in-Review

Forward Looking Statements: 1 Certain statements in this presentation relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. A full discussion about factors that could affect our actual results, performance or achievements is included under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q, as well as our other filings with the SEC, and the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K, as updated by our Current Report on Form 8-K dated May 13, 2020, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this presentation, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Managed the Suspension of the Global Cruise Operation

Ships

- ✓ Announced the suspension of the global cruise operation on March 13, 2020 which has been extended through April 30, 2021 (*)
- ✓ Transitioned the whole fleet into various levels of layup (**)
- ✓ All ships in N.A. are currently in "green" status according to the U.S. Centers for Disease Control and Prevention (CDC) criteria for commercial transport of crew in U.S. waters
- ✓ Received approval to sail from Singapore for cruises starting in December 2020 on *Quantum of the Seas*

Workforce

- ✓ Repatriated over 45,000 crew members to their home countries around the globe
- ✓ Reduced and furloughed our workforce, with approximately 23% of our US shoreside employee base being impacted
- ✓ Approximately ~ 92% of shoreside employees worldwide are working from home
- ✓ Recruited top talent to focus on Health and Government Relations

Guests & TA's

- ✓ Implemented the "CRUISE WITH CONFIDENCE" program to best serve booked guests providing choice
- ✓ Launched the "RCL CARES" and "PAY IT FORWARD" programs to support travel agents

Note:
(*) Excludes *Quantum of the Seas, Spectrum of the Seas* after February 28, 2021 and *Silversea Cruises sailing after April 1, 2021*
(**) Includes the three Azamara ships. Four of the Group's ships are currently in operation: one RCI ship in Singapore and three TUI cruises ships in The Canary islands.

Royal Caribbean Group
2

Focused on Healthy Return to Service Actions Strategy Operations Finance  Engaging with government and health authorities across the globe to address the challenges posed by COVID-19 and develop protocols for a healthy return to service  Expanding outreach with legislatures, small business owners and port cities around the globe on protocols for return to service  Aligning cruise product to deliver the best possible vacations  Working on reshaping our fleet’s efficiency and corporate cost structure  Working with the Healthy Sail Panel to prepare and develop our plan to meet the Framework for Conditional Sailing Order issued by the CDC on October 30,2020  Organizing a phased in & gradual worldwide return to service  Designing attractive itineraries with destinations and ports that ensure the alignment with healthy and safe protocols  Mobilizing and engaging shoreside and shipboard employees to restart the operation in a healthy and safe manner  Vigorously managing liquidity  Enforcing cost discipline across all areas  Taking significant actions to reduce cruise operating expenses and SG&A  Reducing near term commitments  Opportunistically raising new capital  Prudently managing leverage and credit metrics  Optimizing capital allocation  Focusing on our return to profitability 3

Best-In-Class Hardware and Exclusive Destinations 4 Royal’s Competitive Advantage  Best in class hardware delivers better margin and revenue yields  Newbuild pipeline with near term deliveries that support accretive growth and are also financed  Exclusive private destinations and homeports offer attractive and controlled itineraries and support a healthy return to service  Royal vessels are less dense and offer more open space than competitors (*) Hardware Symphony of the Seas Celebrity Apex Silver Moon Exclusive Destinations, Homeports Labadee Perfect Day at CocoCay Terminal A Note: (*)As measured by gross registered tonnage per berth